UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-33393	94-3306718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 Wisconsin Avenue, Suite 750, Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 497-9024

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On February 6, 2009 Northwest Biotherapeutics, Inc. (the “Company”) received $0.70 million from Al Rahji Holdings through the purchase of 1,000,000 shares of its common stock at $0.70 per share. The new stock is expected to be admitted to trading on AIM on 16 February 2009. The Company granted Investors piggyback registration rights for any shares of the Company’s common stock issued under the sale of securities. The Securities Purchase Agreement contains customary representations, warranties and covenants.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by this reference.
Item 3.02. Unregistered Sales of Equity Securities.
The disclosure under Item 1.01 of this Form 8-K is incorporated into this Item 3.02 by this reference. The Company claims exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of the Company’s common stock issuable pursuant to the Securities Purchase Agreement issued to Al Rahji Holdings under Section 4(2) of the Securities Act and/or Regulation D thereunder, as transactions not involving any public offering. Al Rajhi Holdings represented and warranted in the warrants that it is an “accredited investor,” as defined under the Securities Act. The Company claims this exemption on the basis that appropriate legends will be affixed to stock certificates issued to Al Rajhi Holdings pursuant to the Stock Purchase Agreement.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Shell Company Transactions: Not Applicable
(d)	Exhibits.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northwest Biotherapeutics, Inc.
By:	/s/ Alton L. Boynton
Alton L. Boynton
President and Chief Executive Officer

Date: February 10, 2009